As filed with the Securities and Exchange Commission on October 26, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UQM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-0579156 (I.R.S. Employer Identification Number)

7501 Miller Drive, Frederick, Colorado (Address of principal executive offices)	80530 (Zip Code)

UQM Technologies, Inc. 2002 Equity Incentive Plan
(Full title of plan)

Donald A. French, Treasurer
7501 Miller Drive, Frederick, Colorado     80530
(Name and address of agent for service)

(303) 278-2002
(Telephone number, including area code, of agent for service)

Copy to:
Nick Nimmo, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Common Stock	1,500,000 shares	$3.59	$5,385,000.00	$633.81

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common
     Stock on October 21, 2005, as reported on the American Stock Exchange.

Explanatory Note

We are filing this Registration Statement to register an additional 1,500,000 shares of our common stock, par value $0.01 per share (the "Common Stock"), for issuance under the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Plan"). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive proxy statement for our 2005 annual meeting of shareholders, were approved by our shareholders at our 2005 annual meeting held on July 28, 2005. The full text of the Plan, as amended by that shareholder approval, will be sent to employees pursuant to Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Securities Act"), and is available on the Commission’s website as an exhibit to our Current Report on Form 8-K, filed with the Commission on August 11, 2005. We previously filed a registration statement on Form S-8 (Reg. No. 333-109779) on November 21, 2002 covering 1,500,000 shares of our Common Stock authorized for issuance under the original version of the Plan. Pursuant to General Instruction E to Form S-8, the contents of that earlier registration statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by UQM with the SEC are incorporated herein by reference:

- UQM's Annual Report on Form 10-K for the year ended March 31, 2005, filed May 27, 2005;

- UQM's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed August 3, 2005;

- UQM's Current Reports on Form 8-K filed June 30, 2005,  July 25, 2005 and August 12, 2005;

- the description of UQM's common stock contained in its Form 8-A, file no. 1-10869.

In addition, all documents filed by UQM pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Holme Roberts & Owen LLP.

Item 8.	Exhibits
5.1	Legal Opinion of Holme Roberts & Owen LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of KPMG LLP
23.3	Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1	Power of Attorney (included on the signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frederick, Colorado, on the 25th day of October, 2005.

UQM TECHNOLOGIES, INC.

By /s/ Donald A. French
Donald A. French
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint WILLIAM G. RANKIN and DONALD A. FRENCH, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William G. Rankin William G. Rankin	Chairman of the Board of Directors and President (Principal Executive Officer)	October 25, 2005
/s/ Donald A. French Donald A. French	Treasurer and Secretary (Principal Financial and Accounting Officer)	October 25, 2005
/s/ Ernest H. Drew Ernest H. Drew	Director	October 25, 2005
/s/ Stephen J. Roy Stephen J. Roy	Director	October 25, 2005
/s/ Donald W. Vanlandingham Donald W. Vanlandingham	Director	October 25, 2005
/s/ Jerome H. Granrud Jerome H. Granrud	Director	October 25, 2005

EXHIBIT INDEX

Item 8.	Exhibits
5.1	Legal Opinion of Holme Roberts & Owen LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of KPMG LLP
23.3	Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1	Power of Attorney (included on the signature pages).